UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 11, 2024
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 4.55% Series G preferred share	ACGLN	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on a Current Report on Form 8-K filed on October 15, 2024 with the Securities and Exchange Commission (the “Original 8-K”) by Arch Capital Group Ltd. (the “Company”), the board of directors (the “Board”) of the Company approved the appointment of Nicolas Papadopoulo as Chief Executive Officer of the Company and as a member of the Board, effective October 13, 2024. In accordance with General Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to provide additional disclosures under Item 5.02(c)(3) and Item 5.02(d)(3).
On November 7, 2024, the Board appointed Nicolas Papadopoulo to the Executive Committee of the Board, effective immediately.
In connection with Mr. Papadopoulo’s appointment as Chief Executive Officer of the Company and as a member of the Board, on November 7, 2024, the Compensation and Human Capital Committee of the Board approved the grant of a special outperformance equity award consisting of premium-priced stock options and time-vested restricted shares (the “Outperformance Award”) for Mr. Papadopoulo. The grant date of the Outperformance Award will be November 19, 2024.
The total grant date value of the Outperformance Award will be $23 million. Seventy percent of the grant date value of the Outperformance Award will be in the form of premium-priced stock options and 30 percent of the grant date value will be in the form of time-vested restricted shares.
The stock options component of the Outperformance Award will have an exercise price equal to 1.685 times the closing price of the Company’s common shares on the grant date and will vest in full on the third anniversary of the grant date. Once vested, the stock options will continue to be exercisable for the remainder of the ten-year option term, provided that the executive complies with non-competition, non-solicitation and other restrictive covenants accompanying the award. Mr. Papadopoulo will be required to hold the net shares received on exercise for a period of two years, except in the event of the death or a change in control.
The restricted shares component of the Outperformance Award will vest in three, equal installments on the first through third anniversaries of the grant date. Mr. Papadopoulo will be required to hold the net shares received on vesting until the fifth anniversary of the grant date, except in the event of death or a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: November 8, 2024	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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